Exhibit 99.1

NEWS RELEASE

First quarter Goodyear net loss of $57 million (20 cents per share); adjusted net income of $29 million (10 cents per share)

Segment operating income of $247 million, up $122 million compared to the first quarter of 2023

Americas segment operating income of $179 million, more than double prior year of $79 million; segment operating margin of ~7.0%

Segment operating margin in Asia Pacific of 10.0%, up 350 basis points

FOR IMMEDIATE RELEASE

• GLOBAL HEADQUARTERS:
200 INNOVATION WAY, AKRON, OHIO 44316-0001	Goodyear Forward transformation initiatives delivered $72 million AKRON, Ohio, May 6, 2024 – The Goodyear Tire & Rubber Company reported first quarter 2024 results and a strong start to the year.

• MEDIA WEBSITE:
WWW.GOODYEARNEWSROOM.COM

The company will host an investor call tomorrow morning at 8:00 a.m. eastern time led by Mark Stewart, Goodyear’s recently appointed chief executive officer and president and Christina Zamarro, the company’s executive vice president and chief financial officer. The management team will share insights on first quarter performance and progress on the Goodyear Forward transformation plan, and Mark will share reflections after his first 90 days with the company.

Additional earnings materials have been posted to Goodyear’s investor relations website at http://investor.goodyear.com.

• MEDIA CONTACT: DOUG GRASSIAN 330.796.3855 DOUG_GRASSIAN@GOODYEAR.COM

• ANALYST CONTACT: GREG SHANK 330.796.5008 GREG_SHANK@GOODYEAR.COM	Goodyear’s first quarter 2024 sales were $4.5 billion with tire unit volumes totaling 40.4 million. First quarter 2024 Goodyear net loss was $57 million (20 cents per share) compared to a Goodyear net loss of $101 million (35 cents per share) a year ago. The year over year improvement was driven by increases in segment operating income. The 2024 period also included several significant items including, on a pre-tax basis, Goodyear Forward costs of $28 million and rationalization charges of $22 million, compared with pre-tax rationalization charges of $32 million in 2023. Goodyear Forward costs are comprised of advisory, legal and consulting fees and costs associated with planned asset sales.

First quarter 2024 adjusted net income was $29 million compared to adjusted net loss of $82 million in the prior year’s quarter. Adjusted earnings per share was $0.10, compared to a loss of $0.29 in the prior year’s quarter.

The company reported segment operating income of $247 million in the first quarter of 2024, up $122 million from a year ago. The increase in segment operating income reflects benefits of $127 million from price/mix versus raw materials and $72 million from the Goodyear Forward transformation plan. These were partly offset by the impact of net inflationary costs of $33 million and lower tire volume of $28 million.

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Reconciliation of Non-GAAP Financial Measures

See “Non-GAAP Financial Measures” and “Financial Tables” for further explanation and reconciliation tables for historical Total Segment Operating Income and Margin; Adjusted Net Income (Loss); and Adjusted Diluted Earnings per Share, reflecting the impact of certain significant items on the 2024 and 2023 periods.

Business Segment Results

AMERICAS

	First Quarter
(In millions)	2024	2023
Tire Units	19.0	20.5
Net Sales	$2,588	$2,867
Segment Operating Income	179	79
Segment Operating Margin	6.9%	2.8%

Americas’ first quarter 2024 sales of $2.6 billion were down 9.7% driven by lower replacement volumes and unfavorable price/mix due to continuing industry weakness in commercial truck and contractual price adjustments. Tire unit volume decreased 7.4%. Replacement tire unit volume decreased 9.2% given industry member declines in the U.S. Industry non-members, generally representing low cost imported product, grew significantly in the quarter. Original equipment unit volumes were flat.

First quarter 2024 segment operating income of $179 million increased $100 million from the prior year’s quarter. The increase was driven by lower transportation costs, benefits from the execution of Goodyear Forward initiatives and favorable net price/mix versus raw material costs. These benefits were partly offset by inflationary costs and lower volume.

EMEA

	First Quarter
(In millions)	2024	2023
Tire Units	12.5	13.2
Net Sales	$1,347	$1,492
Segment Operating Income	8	8
Segment Operating Margin	0.6%	0.5%

EMEA’s first quarter 2024 sales of $1.3 billion were down 9.7% driven by lower replacement volumes and unfavorable price/mix due to a weak commercial truck industry and contractual price adjustments. Tire unit volume decreased 5.2%. Replacement tire unit volume decreased 7.1% given increased competition at the low end of the market driven by non-member imports and industry declines in commercial truck. Original equipment unit volumes were flat.

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First quarter 2024 segment operating income of $8 million was flat compared to the prior year’s quarter. Segment operating income benefitted from favorable net price/mix versus raw material costs and the Goodyear Forward plan. These benefits were offset by inflationary costs, lower volume and the impact of the fire at our Debica, Poland facility in 2023.

ASIA PACIFIC

	First Quarter
(In millions)	2024	2023
Tire Units	8.9	8.1
Net Sales	$602	$582
Segment Operating Income	60	38
Segment Operating Margin	10.0%	6.5%

Asia Pacific’s first quarter 2024 sales increased 3.4% to $602 million, driven by higher original equipment volume. Tire unit volume increased 10.0%. Original equipment unit volume increased 26.7%, driven by EV fitments in China. Replacement tire unit volume decreased 1.6%, reflecting industry declines.

First quarter 2024 segment operating income of $60 million was up $22 million from prior year driven by favorable net price/mix versus raw material costs, higher volume and benefits from the Goodyear Forward plan. These factors were partly offset by higher inflation.

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Conference Call

The Company will host an investor call on Tuesday, May 7 at 8:00 a.m. EDT. Please visit Goodyear’s investor relations website: http://investor.goodyear.com, for additional earnings materials.

Participating in the conference call will be Mark W. Stewart, chief executive officer and president; and Christina L. Zamarro, executive vice president and chief financial officer.

The investor call can be accessed on the website or via telephone by calling either (800) 343-4136 or (203) 518-9843 before 7:55 a.m. and providing the conference ID “Goodyear.” A replay will be available by calling (888) 566-0829 or (402) 220-0120. The replay will also be available on the website.

About Goodyear

Goodyear is one of the world’s largest tire companies. It employs about 71,000 people and manufactures its products in 55 facilities in 22 countries around the world. Its two Innovation Centers in Akron, Ohio, and Colmar-Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate.

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Forward-Looking Statements

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully the Goodyear Forward plan and our other strategic initiatives; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; inflationary cost pressures; delays or disruptions in our supply chain or the provision of services to us; a prolonged economic downturn or period of economic uncertainty; deteriorating economic conditions or an inability to access capital markets; a labor strike, work stoppage, labor shortage or other similar event; financial difficulties, work stoppages, labor shortages or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; changes in tariffs, trade agreements or trade restrictions; foreign currency translation and transaction risks; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

Non-GAAP Financial Measures (unaudited)

This news release presents non-GAAP financial measures, including Total Segment Operating Income and Margin, Adjusted Net Income (Loss), and Adjusted Diluted Earnings Per Share (EPS), which are important financial measures for the company but are not financial measures defined by U.S. GAAP, and should not be construed as alternatives to corresponding financial measures presented in accordance with U.S. GAAP.

Total Segment Operating Income is the sum of the individual strategic business units’ (SBUs’) Segment Operating Income as determined in accordance with U.S. GAAP. Total Segment Operating Margin is Total Segment Operating Income divided by Net Sales as determined in accordance with U.S. GAAP. Management believes that Total Segment Operating Income and Margin are useful because they represent the aggregate value of income created by the company’s SBUs and exclude items not directly related to the SBUs for performance evaluation purposes. The most directly comparable U.S. GAAP financial measures to Total Segment Operating Income and Margin are Goodyear Net Income (Loss) and Return on Net Sales (which is calculated by dividing Goodyear Net Income (Loss) by Net Sales).

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Adjusted Net Income (Loss) is Goodyear Net Income (Loss) as determined in accordance with U.S. GAAP adjusted for certain significant items. Adjusted Diluted Earnings Per Share (EPS) is the company’s Adjusted Net Income (Loss) divided by Weighted Average Shares Outstanding-Diluted as determined in accordance with U.S. GAAP. Management believes that Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share (EPS) are useful because they represent how management reviews the operating results of the company excluding the impacts of rationalizations, asset write-offs, accelerated depreciation, asset sales and certain other significant items.

It should be noted that other companies may calculate similarly-titled non-GAAP financial measures differently and, as a result, the measures presented herein may not be comparable to such similarly-titled measures reported by other companies. See the following tables for reconciliations of historical Total Segment Operating Income and Margin, Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share to the most directly comparable U.S. GAAP financial measures.

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The Goodyear Tire & Rubber Company and Subsidiaries

Financial Tables (Unaudited)

Table 1: Consolidated Statement of Operations

	Three Months Ended March 31,
(In millions, except per share amounts)	2024	2023
Net Sales	$4,537	$4,941
Cost of Goods Sold	3,715	4,193
Selling, Administrative and General Expense	696	664
Rationalizations	22	32
Interest Expense	126	127
Other (Income) Expense	30	25

Loss before Income Taxes	(52)	(100)
United States and Foreign Tax Expense (Benefit)	6	(1)

Net Loss	(58)	(99)
Less: Minority Shareholders’ Net Income (Loss)	(1)	2

Goodyear Net Loss	$(57)	$(101)

Goodyear Net Loss — Per Share of Common Stock
Basic	$(0.20)	$(0.35)

Weighted Average Shares Outstanding	286	285
Diluted	$(0.20)	$(0.35)

Weighted Average Shares Outstanding	286	285

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Table 2: Consolidated Balance Sheets

	March 31,	December 31,
(In millions, except share data)	2024	2023
Assets:
Current Assets:
Cash and Cash Equivalents	$893	$902
Accounts Receivable, less Allowance — $96 ($102 in 2023)	3,033	2,731
Inventories:
Raw Materials	783	785
Work in Process	209	206
Finished Products	2,839	2,707

	3,831	3,698
Prepaid Expenses and Other Current Assets	305	319

Total Current Assets	8,062	7,650
Goodwill	780	781
Intangible Assets	962	969
Deferred Income Taxes	1,661	1,630
Other Assets	1,094	1,075
Operating Lease Right-of-Use Assets	993	985
Property, Plant and Equipment, less Accumulated Depreciation — $12,587 ($12,472 in 2023)	8,439	8,492

Total Assets	$21,991	$21,582

Liabilities:
Current Liabilities:
Accounts Payable — Trade	$4,223	$4,326
Compensation and Benefits	629	663
Other Current Liabilities	1,185	1,165
Notes Payable and Overdrafts	388	344
Operating Lease Liabilities due Within One Year	200	200
Long Term Debt and Finance Leases due Within One Year	395	449

Total Current Liabilities	7,020	7,147
Operating Lease Liabilities	841	825
Long Term Debt and Finance Leases	7,483	6,831
Compensation and Benefits	913	974
Deferred Income Taxes	80	83
Other Long Term Liabilities	856	885

Total Liabilities	17,193	16,745
Commitments and Contingent Liabilities
Shareholders’ Equity:
Goodyear Shareholders’ Equity:
Common Stock, no par value:
Authorized, 450 million shares, Outstanding shares — 285 million in 2024 (284 million in 2023)	285	284
Capital Surplus	3,140	3,133
Retained Earnings	5,029	5,086
Accumulated Other Comprehensive Loss	(3,819)	(3,835)

Goodyear Shareholders’ Equity	4,635	4,668
Minority Shareholders’ Equity — Nonredeemable	163	169

Total Shareholders’ Equity	4,798	4,837

Total Liabilities and Shareholders’ Equity	$21,991	$21,582

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Table 3: Consolidated Statements of Cash Flows

	Three Months Ended March 31,
(In millions)	2024	2023
Cash Flows from Operating Activities:
Net Income (Loss)	$(58)	$(99)
Adjustments to Reconcile Net Income (Loss) to Cash Flows from Operating Activities:
Depreciation and Amortization	284	251
Amortization and Write-Off of Debt Issuance Costs	3	2
Provision for Deferred Income Taxes	(42)	(60)
Net Pension Curtailments and Settlements	(5)	—
Net Rationalization Charges	22	32
Rationalization Payments	(55)	(21)
Net (Gains) Losses on Asset Sales	2	(2)
Operating Lease Expense	85	74
Operating Lease Payments	(69)	(70)
Pension Contributions and Direct Payments	(16)	(20)
Changes in Operating Assets and Liabilities, Net of Asset Acquisitions and Dispositions:
Accounts Receivable	(325)	(603)
Inventories	(167)	46
Accounts Payable —Trade	(47)	(302)
Compensation and Benefits	(38)	(42)
Other Current Liabilities	(45)	61
Other Assets and Liabilities	20	(22)

Total Cash Flows from Operating Activities	(451)	(775)
Cash Flows from Investing Activities:
Capital Expenditures	(318)	(291)
Asset Dispositions	108	2
Short Term Securities Acquired	—	(82)
Short Term Securities Redeemed	—	1
Notes Receivable	(21)	(76)
Other Transactions	—	(10)

Total Cash Flows from Investing Activities	(231)	(456)
Cash Flows from Financing Activities:
Short Term Debt and Overdrafts Incurred	282	294
Short Term Debt and Overdrafts Paid	(230)	(175)
Long Term Debt Incurred	3,964	2,840
Long Term Debt Paid	(3,332)	(1,883)
Common Stock Issued	(3)	(1)
Transactions with Minority Interests in Subsidiaries	(2)	—
Debt Related Costs and Other Transactions	(18)	—

Total Cash Flows from Financing Activities	661	1,075
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	(10)	8

Net Change in Cash, Cash Equivalents and Restricted Cash	(31)	(148)
Cash, Cash Equivalents and Restricted Cash at Beginning of the Period	985	1,311

Cash, Cash Equivalents and Restricted Cash at End of the Period	$954	$1,163

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Table 4: Reconciliation of Segment Operating Income & Margin

	Three Months Ended March 31,
(In millions)	2024	2023
Total Segment Operating Income	$247	$125
Less:
Rationalizations	22	32
Interest Expense	126	127
Other (Income) Expense	30	25
Asset Write-Offs, Accelerated Depreciation, and Accelerated Lease Costs, Net	51	2
Corporate Incentive Compensation Plans	20	20
Retained Expenses of Divested Operations	5	4
Other	45	15

Loss before Income Taxes	$(52)	$(100)
United States and Foreign Tax Expense (Benefit)	6	(1)
Less: Minority Shareholders’ Net Income (Loss)	(1)	2

Goodyear Net Loss	$(57)	$(101)

Net Sales	$4,537	$4,941
Return on Net Sales	-1.3%	-2.0%
Total Segment Operating Margin	5.4%	2.5%

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Table 5: Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share

First Quarter 2024

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, Accelerated Depreciation and Leases	Goodyear Forward Costs	Debica Fire Impact	Asset and Other Sales	Indirect Tax Settlements and Discrete Tax Items	Pension Settlement Charges (Credits)	As Adjusted
Net Sales	$4,537	$—	$—	$—	$—	$—	$—	$4,537
Cost of Goods Sold	3,715	(43)	—	(14)	—	8	—	3,666

Gross Margin	822	43	—	14	—	(8)	—	871
SAG	696	(8)	(28)	—	—	—	—	660
Rationalizations	22	(22)	—	—	—	—	—	—
Interest Expense	126	—	—	—	—	—	—	126
Other (Income) Expense	30	—	—	—	(10)	2	5	27

Pre-tax Income (Loss)	(52)	73	28	14	10	(10)	(5)	58
Taxes	6	8	7	2	3	(2)	(1)	23
Minority Interest	(1)	6	—	1	—	—	—	6

Goodyear Net Income (Loss)	$(57)	$59	$21	$11	$7	$(8)	$(4)	$29

EPS	$(0.20)	$0.20	$0.07	$0.04	$0.02	$(0.02)	$(0.01)	$0.10

First Quarter 2023

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, and Accelerated Depreciation	Foreign Currency Translation Adjustment Write-Off	Other Legal Claims	As Adjusted
Net Sales	$4,941	$—	$—	$—	$4,941
Cost of Goods Sold	4,193	(12)	—	3	4,184

Gross Margin	748	12	—	(3)	757
SAG	664	10	—	—	674
Rationalizations	32	(32)	—	—	—
Interest Expense	127	—	—	—	127
Other (Income) Expense	25	—	5	—	30

Pre-tax Income (Loss)	(100)	34	(5)	(3)	(74)
Taxes	(1)	8	—	(1)	6
Minority Interest	2	—	—	—	2

Goodyear Net Income (Loss)	$(101)	$26	$(5)	$(2)	$(82)

EPS	$(0.35)	$0.09	$(0.02)	$(0.01)	$(0.29)

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